Exhibit 5.1

August 12, 2020

Cadiz Inc.

550 South Hope Street, Suite 2850

Los Angeles, California 90071

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Cadiz Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale from time to time by the Company of (i) shares of its common stock, $0.01 par value per share (the “Common Stock”), (ii) shares of its preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) one or more series of senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities”, together with the Senior Debt Securities, the “Debt Securities”), the forms of which are filed as exhibits to the Registration Statement (the “Indentures”), (iv) warrants to purchase shares of Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), (v) subscription rights to purchase shares of Common Stock or Preferred Stock (the “Rights”), and (vi) units consisting of any combination of the Common Stock, Preferred Stock, Debt Securities, Warrants and Rights (the “Units”) with an aggregate offering price of up to $150,000,000 (the Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units are each referred to herein as a “Security,” and collectively as the “Securities”). The Securities may be issued and sold by the Company pursuant to a registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement includes a base prospectus (the “Base Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”, and together with the Base Prospectus, a “Prospectus”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or such related applicable Prospectus, other than as expressly stated herein with respect to the sale and issuance of such respective Securities under such related applicable Prospectus.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Act, and the rules and regulations of the Commission thereunder. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

In expressing our opinions below, we have assumed, with your consent, that:

(a)	the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

(b)	the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Base Prospectus, and the applicable Prospectus Supplement(s);

(c)	no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d)	a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e)	the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Base Prospectus, and the applicable Prospectus Supplement(s) and the organizational documents of the Company, as applicable;

(f)	the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Base Prospectus, and the applicable Prospectus Supplement(s);

(g)	the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

(h)	a definitive purchase, underwriting, sales or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(i)	the Indentures will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(j)	any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed in paragraphs 3, 4, 5 and 6 below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, Sections 547 and 548 of the United States Bankruptcy Code and Article 10 of the New York Debtor and Creditor Law); (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

We express no opinion as to (i) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) the securities or “Blue Sky” laws of any state to the offer or sale of the Securities and (iv) the antifraud provisions of the securities or other laws of any jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s certificate of incorporation (as amended, the “Certificate of Incorporation”) and (b) authorized by the board of directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the certificate of incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation and (b) authorized by the board of directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When (a) the trustee has duly executed and delivered the applicable Indenture, (b) the applicable Indenture has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such Indenture) and duly executed and delivered by the Company, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the specific terms of a particular issuance of Debt Securities have been duly established in accordance with such Indenture, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), and (e) the Debt Securities have been duly executed, issued and delivered against payment therefor in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and such (c) Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When (a) a rights agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such rights agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Rights have been duly established in accordance with such rights agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights), and (c) the Rights have been duly executed, issued and delivered against payment therefor in accordance with such rights agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Rights), such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is opining upon and is limited to the current federal laws of the United States, the state laws of the State of New York, and the Delaware General Corporation Law as such laws presently exist and to facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the applicable Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP

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